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                             KIRKPATRICK & LOCKHART LLP
                                 1800 M Street, N.W.
                               Washington, D.C.  20036
                                    (202) 778-9000


                                   October 6, 1995

     PaineWebber Premier Insured
      Municipal Income Fund Inc.
     1285 Avenue of the Americas
     New York, New York   10019

     Ladies and Gentlemen:

              You have requested our opinion regarding certain matters in connection with the Registration Statement on Form N-2 (File No. 811-7528) (the "Registration Statement") filed by PaineWebber Premier Insured Municipal Income Fund Inc. ("Fund") in order to facilitate secondary market trading in 4,496,667 shares of the Fund's $.001 par value common stock (the "Shares") that were previously issued and registered on Form N-
     14.  In connection with this opinion, we have examined the Fund's  Articles of Incorporation and other corporate documents relating to the authorization and issuance of the Shares. Based upon this examination, we are of the opinion that:

              1. All legal requirements for the organization of the Fund under the laws of the State of Maryland have been satis-fied, and the Fund is a validly existing corporation in good standing under the laws of the State of Maryland.

              2. The Shares have been duly authorized by the Fund, have been legally and validly issued, and are fully paid and non-assessable.

              We hereby consent to the filing of this opinion in connection with the Registration Statement, which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the subheading "Legal Matters" in the prospectus which is incorporated by reference in the Registration Statement from Post-Effective Amendment No. 2 to the registration statement on Form N-2 (File Nos. 33-58532 and 811-7528) which was declared effective on August 1, 1995.

                                       Very truly yours,

                                       KIRKPATRICK & LOCKHART LLP

                                       By: /s/ Robert A. Wittie
                                           ----------------------
                                            Robert A. Wittie
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